SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

WHIRLPOOL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transactions applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transactions computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Notes:

Reg. (S) 240.14a-101

SEC 1913 (3–99)

Whirlpool Corporation posted the following notice to its corporate intranet site today:

Whirlpool stockholders: Be sure to vote

Whirlpool’s annual meeting of stockholders will be held on April 15, 2008. Employees who own stock through the Whirlpool 401(k) Plan or the Employee Stock Purchase Plan or who are registered stockholders are encouraged to view proxy materials and vote by visiting http://www.proxyvote.com.

If you are eligible to vote using this website, you should have received an e-mail from id@proxyvote.com with the subject line: WHIRLPOOL CORPORATION Annual Meeting. The e-mail includes a control number and further instructions on how to vote.

If you wish to receive hard copies of these materials, you may contact the Investor Relations department at (269) 923-2641.

Employees who own Whirlpool stock through a broker will receive instructions from the broker on how to vote their shares.

IMPORTANT LEGAL INFORMATION

Whirlpool Corporation has sent a definitive proxy statement and related materials to its holders of common stock for the Annual Meeting of Stockholders to be held on April 15, 2008 and has filed these materials with the SEC.

Investors may obtain the proxy statement and related materials free of charge from Whirlpool’s website at www.whirlpoolcorp.com/investors/annualreportandproxy or the SEC’s website at www.sec.gov. These materials may also be obtained free of charge by directing a request to Investor Relations, Whirlpool Corporation, 2000 North M-63, Mail Drop 2800, Benton Harbor, Michigan 49022-2692; (269) 923-2641.

Whirlpool Corporation, its directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement and other relevant materials filed with the SEC.